EXHIBIT 99.1

Vishay Reports Results for Fourth Quarter and Year 2011

•	Revenues for Q4 2011 $551 million and for year 2011 $2,594 million
•	EPS Q4 2011 of $0.19, or $0.15 excluding one-time tax benefits
•	EPS for the year 2011 of $1.42, or adjusted EPS of $1.46
•	Cash from operations for the year 2011 of $376 million and capital expenditures of $169 million
•	Acquired HiRel Systems, a custom magnetics business, for approximately $85 million on January 13, 2012
•	Book-to-bill above 1 for January 2012

MALVERN, PENNSYLVANIA – (BUSINESS WIRE) – Vishay Intertechnology, Inc. (NYSE: VSH), one of the world’s largest manufacturers of discrete semiconductors and passive components, today announced its results for the year and fiscal quarter ended December 31, 2011.

Revenues for the year ended December 31, 2011 were $2,594.0 million, compared to $2,725.1 million for the year ended December 31, 2010.  The net earnings attributable to Vishay stockholders for the year ended December 31, 2011 were $238.8 million, or $1.42 per diluted share, compared to $359.1 million, or $1.89 per diluted share for the year ended December 31, 2010.

Revenues for the fiscal quarter ended December 31, 2011 were $551.4 million, compared to $688.6 million for the fiscal quarter ended December 31, 2010.  The net earnings attributable to Vishay stockholders for the fiscal quarter ended December 31, 2011 were $31.0 million, or $0.19 per diluted share, compared to $147.2 million, or $0.81 per diluted share for the fiscal quarter ended December 31, 2010.

Net earnings attributable to Vishay stockholders for the fiscal quarter ended December 31, 2011 includes $6.5 million of one-time tax benefits primarily related to the release of deferred tax valuation allowances in various jurisdictions.  Net earnings attributable to Vishay stockholders for 2011 periods and prior year periods include various items affecting comparability, as listed on the attached reconciliation schedule.  Adjusted net earnings per diluted share, which excludes these items, was $0.15 and $1.46, respectively, for the fiscal quarter and year ended December 31, 2011, compared to $0.48 and $1.58, respectively, for the fiscal quarter and year ended December 31, 2010.

Commenting on the results for the fourth quarter 2011, Dr. Gerald Paul, President and Chief Executive Officer, stated, “The fourth quarter was marked by the expected inventory reduction at distribution. The inventories of our components at distributors have been reduced by 4% in the quarter, even though the sales of our distributors to their end customers had dropped by 15% compared to the previous quarter. We expect the inventory reduction at distribution to continue during the current quarter. Due to the prompt adaptation of our manufacturing capacities, we reduced internal inventories by 10% quarter over quarter.”

Dr. Paul continued, “Our orders seem to have bottomed out and our book-to-bill is above 1 for January 2012. We anticipate a substantial recovery once the inventory correction in the supply chain is complete.”

Commenting on the results for the year 2011, Dr. Gerald Paul, stated, “2011 was, for Vishay, a year of many challenges mastered. For the Company as well as me personally, the year was overshadowed by the loss of our Founder and Executive Chairman, Dr. Felix Zandman. Both Marc Zandman, our Executive Chairman, and I are committed to carry on Dr. Zandman’s vision. In 2011, we also proved our doubled earnings potential after restructuring in 2008-09. We demonstrated again our fast reaction to a weakening demand with tight management of capacities, inventories, efficiencies and fixed costs. In 2011 we re-emphasized our commitment to increase stockholder value through increasing EPS as outlined in our growth plan.”

Commenting on the recent acquisition of HiRel Systems LLC, a leading supplier of high reliability transformers, inductors, coils, and power conversion products, Marc Zandman, Vishay’s Executive Chairman and Chief Business Development Officer, stated, “The HiRel Systems acquisition will further enhance our inductors portfolio, particularly in the field of custom magnetics. This acquisition fits well into our announced growth plan of intensified internal growth supplemented by niche acquisitions. We will continue on this route.”

Commenting on the outlook for the first quarter 2012 Dr. Paul stated, “Based on current order trends, we anticipate similar revenues as in quarter four 2011 at a slightly improved gross margin.”

On July 6, 2010, Vishay Intertechnology successfully completed the spin-off of Vishay Precision Group, Inc. (“VPG”) to its stockholders as an independent, publicly-traded company. Until July 6, 2010, VPG was part of Vishay Intertechnology and its results of operations and cash flows are included in the amounts reported in the consolidated financial statements through the date of the spin-off, including the year ended December 31, 2010, presented on the accompanying tables. Net earnings of VPG, included in the results of Vishay Intertechnology, were $5.8 million for the year ended December 31, 2010.

A conference call to discuss fourth quarter and year ending financial results is scheduled for Tuesday, February 7, 2012 at 9:00 AM ET. The dial-in number for the conference call is 877-589-6174 (+1 706-643-1406 if calling from outside the United States or Canada) and the conference ID is 41144161.

There will be a replay of the conference call from 10:30 AM ET on Tuesday, February 7, 2012 through 11:59 PM ET on Sunday, February 12, 2012. The telephone number for the replay is 800-585-8367 (+1 855-859-2056 or 404-537-3406 if calling from outside the United States or Canada) and the access code is 41144161.

There will also be a live audio webcast of the conference call. This can be accessed directly from the Investor Relations section of the Vishay website at http://ir.vishay.com.

About Vishay

Vishay Intertechnology, Inc., a Fortune 1,000 Company listed on the NYSE (VSH), is one of the world's largest manufacturers of discrete semiconductors (diodes, MOSFETs, and infrared optoelectronics) and passive electronic components (resistors, inductors, and capacitors). These components are used in virtually all types of electronic devices and equipment, in the industrial, computing, automotive, consumer, telecommunications, military, aerospace, power supplies, and medical markets. Vishay’s product innovations, successful acquisition strategy, and "one-stop shop" service have made it a global industry leader. Vishay can be found on the Internet at http://www.vishay.com.

This press release includes certain financial measures which are not recognized in accordance with generally accepted accounting principles (“GAAP”), including adjusted net earnings (loss) and adjusted net earnings (loss) per share, which are considered “non-GAAP financial measures” under the U.S. Securities and Exchange Commission rules. These non-GAAP measures supplement our GAAP measures of performance and should not be viewed as an alternative to GAAP measures of performance. Non-GAAP measures such as adjusted net earnings and adjusted earnings per diluted share do not have uniform definitions. These measures, as calculated by Vishay, may not be comparable to similarly titled measures used by other companies. Management believes that these measures are meaningful to investors because they provide insight with respect to intrinsic operating results of the Company. Reconciling items to arrive at adjusted net earnings represent significant charges or credits that are important to an understanding to the Company’s intrinsic operations. These reconciling items are indicated on the accompanying reconciliation schedule and are more fully described in the Company’s financial statements presented in its annual report on Form 10-K and its quarterly reports presented on Forms 10-Q.

Statements contained herein that relate to the Company's future performance, including statements with respect to forecasted revenues, margins, cash generation, internal growth and acquisition activity, and the general state of the Company, are forward-looking statements within the safe harbor provisions of Private Securities Litigation Reform Act of 1995. Words such as “believe,” “estimate,” “will be,” “will,” “would,” “expect,” “anticipate,” “plan,” “project,” “intend,” “could,” “should,” or other similar words or expressions often identify forward-looking statements. Such statements are based on current expectations only, and are subject to certain risks, uncertainties and assumptions, many of which are beyond our control. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results, performance, or achievements may vary materially from those anticipated, estimated or projected. Among the factors that could cause actual results to materially differ include: general business and economic conditions; difficulties in implementing our cost reduction strategies; changes in foreign currency exchange rates; competition and technological changes in our industries; difficulties in new product development; difficulties in identifying suitable acquisition candidates, consummating a transaction on terms which we consider acceptable, and integration and performance of acquired businesses; uncertainty related to the effects of changes in foreign currency exchange rates; and other factors affecting our operations that are set forth in our filings with the Securities and Exchange Commission, including our annual reports on Form 10-K and our quarterly reports on Form 10-Q. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Source: Vishay Intertechnology, Inc.

Contact:
Vishay Intertechnology, Inc.
Peter G. Henrici
Senior Vice President, Corporate Communications
+1-610-644-1300

VISHAY INTERTECHNOLOGY, INC.
Summary of Operations
(Unaudited - In thousands, except per share amounts)

	Fiscal quarters ended
	December 31, 2011	October 1, 2011	December 31, 2010

Net revenues	$551,391	$637,649	$688,612
Costs of products sold	425,735	470,172	477,111
Gross profit	125,656	167,477	211,501
Gross margin	22.8%	26.3%	30.7%

Selling, general, and administrative expenses	92,091	90,271	90,918
Executive compensation charges	-	1,873	-
Operating income	33,565	75,333	120,583
Operating margin	6.1%	11.8%	17.5%

Other income (expense):
Interest expense	(5,288)	(5,311)	(3,657)
Other	2,537	1,790	(2,653)
Total other income (expense) - net	(2,751)	(3,521)	(6,310)

Income before taxes	30,814	71,812	114,273

Income taxes	(388)	21,120	(33,264)

Net earnings	31,202	50,692	147,537

Less: net earnings attributable to noncontrolling interests	250	205	309

Net earnings attributable to Vishay stockholders	$30,952	$50,487	$147,228

Basic earnings per share attributable to Vishay stockholders	$0.20	$0.32	$0.84

Diluted earnings per share attributable to Vishay stockholders	$0.19	$0.31	$0.81

Weighted average shares outstanding - basic	157,184	157,149	174,349

Weighted average shares outstanding - diluted	163,863	163,808	181,494

VISHAY INTERTECHNOLOGY, INC.
Summary of Operations
(In thousands, except per share amounts)

	Years ended
	December 31, 2011	December 31, 2010
	(unaudited)

Net revenues*	$2,594,029	$2,725,092
Costs of products sold	1,874,043	1,917,607
Gross profit	719,986	807,485
Gross margin	27.8%	29.6%

Selling, general, and administrative expenses	367,623	389,547
Executive compensation charges	5,762	-
Operating income	346,601	417,938
Operating margin	13.4%	15.3%

Other income (expense):
Interest expense	(19,277)	(11,036)
Other	3,792	(1,369)
Total other income (expense) - net	(15,485)	(12,405)

Income before taxes	331,116	405,533

Income taxes	91,119	45,240

Net earnings	239,997	360,293

Less: net earnings attributable to noncontrolling interests	1,176	1,187

Net earnings attributable to Vishay stockholders*	$238,821	$359,106

Basic earnings per share attributable to Vishay stockholders	$1.49	$1.96

Diluted earnings per share attributable to Vishay stockholders	$1.42	$1.89

Weighted average shares outstanding - basic	160,094	183,618

Weighted average shares outstanding - diluted	168,514	190,227

* VPG net revenues included in Vishay Intertechnology, Inc. consolidated results were $101.1 million for the year ended December 31, 2010. VPG earnings included in net earnings attributable to Vishay stockholders were $5.8 million for the year ended December 31, 2010.

VISHAY INTERTECHNOLOGY, INC.
Consolidated Condensed Balance Sheets
(In thousands)

	December 31, 2011	December 31, 2010
Assets	(unaudited)
Current assets:
Cash and cash equivalents	$749,088	$897,338
Short-term investments	249,139	-
Accounts receivable, net	270,970	330,556
Inventories:
Finished goods	104,478	109,762
Work in process	181,354	178,844
Raw materials	131,795	139,216
Total inventories	417,627	427,822

Deferred income taxes	24,632	31,903
Prepaid expenses and other current assets	119,220	106,885
Total current assets	1,830,676	1,794,504

Property and equipment, at cost:
Land	91,507	93,020
Buildings and improvements	493,550	477,518
Machinery and equipment	2,079,395	2,025,793
Construction in progress	94,717	75,051
Allowance for depreciation	(1,851,264)	(1,759,268)
	907,905	912,114

Goodwill	9,051	-

Other intangible assets, net	103,927	113,830

Other assets	142,171	145,645
Total assets	$2,993,730	$2,966,093

VISHAY INTERTECHNOLOGY, INC.
Consolidated Condensed Balance Sheets (continued)
(In thousands)

	December 31, 2011	December 31, 2010
	(unaudited)
Liabilities and stockholders' equity
Current liabilities:
Notes payable to banks	$13	$23
Trade accounts payable	154,942	167,795
Payroll and related expenses	109,833	122,234
Other accrued expenses	161,119	186,049
Income taxes	13,881	51,060
Total current liabilities	439,788	527,161

Long-term debt less current portion	399,054	431,682
Deferred income taxes	110,356	82,043
Other liabilities	117,235	136,940
Accrued pension and other postretirement costs	319,136	291,117
Total liabilities	1,385,569	1,468,943

Equity:
Vishay stockholders' equity
Common stock	14,374	15,061
Class B convertible common stock	1,345	1,435
Capital in excess of par value	2,086,925	2,156,981
Retained earnings (accumulated deficit)	(503,416)	(742,237)
Accumulated other comprehensive income	3,778	60,491
Total Vishay stockholders' equity	1,603,006	1,491,731
Noncontrolling interests	5,155	5,419
Total equity	1,608,161	1,497,150
Total liabilities and equity	$2,993,730	$2,966,093

VISHAY INTERTECHNOLOGY, INC.
Consolidated Condensed Statements of Cash Flows
(In thousands)
	Years ended
	December 31, 2011	December 31, 2010
	(unaudited)

Continuing operating activities
Net earnings	$239,997	$360,293
Adjustments to reconcile net earnings (loss) to
net cash provided by continuing operating activities:
Depreciation and amortization	179,706	189,541
(Gain) loss on disposal of property and equipment	(930)	574
Accretion of interest on convertible debentures	2,046	188
Inventory write-offs for obsolescence	21,118	21,449
Other	(13,397)	(28,511)
Changes in operating assets and liabilities,
net of effects of businesses acquired or spun-off	(52,503)	1,730
Net cash provided by continuing operating activities	376,037	545,264

Continuing investing activities
Purchase of property and equipment	(168,641)	(145,413)
Proceeds from sale of property and equipment	2,162	1,188
Purchase of businesses, net of cash acquired or refunded	(19,335)	-
Purchase of short-term investments	(497,258)	-
Maturity of short-term investments	226,792	-
Sale of investments	2,167	-
Proceeds from loans receivable	-	15,000
Other investing activities	1,350	(2,287)
Net cash used in continuing investing activities	(452,763)	(131,512)

Continuing financing activities
Proceeds of long-term borrowings	150,000	275,000
Issuance costs	(4,429)	(15,116)
Common stock repurchase	(150,000)	(275,000)
Principal payments on long-term debt and capital lease obligations	(681)	(104,581)
Net (payments) proceeds on revolving credit lines	(85,000)	115,000
Net changes in short-term borrowings	(10)	528
Proceeds from stock options exercised	9,675	-
Excess tax benefit from stock options exercised	555	-
Distributions to noncontrolling interests	(1,440)	(757)
Distribution in connection with spin-off of VPG	-	(70,600)
Net cash used in continuing financing activities	(81,330)	(75,526)
Effect of exchange rate changes on cash and cash equivalents	9,806	(19,995)
Net (decrease) increase in cash and cash equivalents
from continuing activities	(148,250)	318,231

Net cash used in discontinued operating activities	-	(82)
Net cash used in discontinued investing activities	-	-
Net cash used in discontinued financing activities	-	-
Net cash used in discontinued operations	-	(82)

Net (decrease) increase in cash and cash equivalents	(148,250)	318,149

Cash and cash equivalents at beginning of year	897,338	579,189
Cash and cash equivalents at end of year	$749,088	$897,338

VISHAY INTERTECHNOLOGY, INC.
Reconciliation of Adjusted Earnings Per Share
(Unaudited - In thousands, except per share amounts)
	Fiscal quarters ended			Years ended
	December 31, 2011	October 1, 2011	December 31, 2010	December 31, 2011	December 31, 2010

GAAP net earnings attributable to Vishay stockholders	$30,952	$50,487	$147,228	$238,821	$359,106

Reconciling items affecting operating margin:
Executive compensation charges	-	1,873	-	5,762	-

Reconciling items affecting tax expense (benefit):
Tax effects of items above and other one-time tax expense (benefit)	(6,538)	(684)	(59,484)	1,383	(59,484)

Adjusted net earnings	$24,414	$51,676	$87,744	$245,966	$299,622

Adjusted weighted average diluted shares outstanding	163,863	163,808	181,494	168,514	190,227

Adjusted earnings per diluted share**	$0.15	$0.32	$0.48	$1.46	$1.58

** Includes add-back of interest on exchangeable notes in periods where the notes are dilutive.